UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 16, 2022

HighPeak Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39464	84-3533602
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
421 W. 3rd St., Suite 1000 Fort Worth, Texas 76102
(address of principal executive offices) (zip code)

(817) 850-9200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	HPK	The Nasdaq Stock Market LLC
Warrant	HPKEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Indenture

The information included or incorporated by reference in Item 2.03 below, under the heading “Indenture and Notes” is incorporated herein by reference.

Acquisitions

During the first quarter of 2022, HighPeak Energy Assets, LLC, a wholly owned subsidiary of HighPeak Energy, Inc. (the “Company”) entered into a series of agreements with various third party private sellers (the “Acquisition Agreements”) to acquire various oil and gas properties (the “Acquisitions”) contiguous to its Flat Top operating area, which in the aggregate consist of approximately 9,500 net acres, estimated daily production of 2,500 barrels of oil equivalent, approximately 40 horizontal drilling locations, three salt water disposal wells, infield produced fluid pipelines and rights to local non-potable water of approximately 35,000 barrels per day, for up to 7,733,333 shares of the Company’s common stock (the “Common Stock”) and $4.0 million in cash, subject to certain customary closing adjustments.  The Acquisitions are expected to close late in the first quarter of 2022 and early in the second quarter of 2022.

Concurrent with the execution on February 15, 2022 of purchase agreements with sellers receiving the Company’s Common Stock, the Company entered into an agreement which obligates the Company to use commercially reasonable efforts to file and have declared effective a registration statement with the Securities and Exchange Commission, upon request, providing for the registration of the shares.

Each party’s obligation to consummate the Acquisition Agreements is conditioned upon, among other things, (i) confirmation of the counterparties’ representations and warranties as of closing, (ii) the counterparties’ performance, in all material respects, of all covenants, (iii) the absence of legal matters prohibiting the Acquisitions and (iv) the aggregate value of adjustments to the purchase price to certain of the Acquisitions attributable to title defects, environmental defects and casualty losses not exceeding an amount of 15% of the unadjusted purchase price.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Indenture and Notes

On February 16, 2022, the Company completed its offering of $225 million aggregate principal amount of its 10.00% Senior Unsecured Notes due 2024 (the “Notes”), which are fully and unconditionally guaranteed on a senior unsecured basis by the Guarantors (as defined below). The Notes were sold and issued under the Indenture, dated as of February 16, 2022 (the “Indenture”), by and among the Company, the guarantors party thereto (the “Guarantors”) and UMB Bank, National Association, as trustee. The Notes are senior unsecured obligations of the Company. Net proceeds of the offering, after giving effect to the original issue discount, placement agent compensation and fees and expenses, were approximately $207.3 million. The Company used a portion of the proceeds to pay off its outstanding debt balance under its senior secured reserve-based lending facility. The remaining proceeds will be used for drilling, production and related development expenses, to pay fees, costs and expenses arising in connection with the issuance of the Notes and otherwise for general corporate purposes.

Interest and Maturity

The Notes will mature on February 15, 2024. The Notes bear interest at the rate of 10.00% per annum, payable semi-annually on each February 15 and August 15, commencing August 15, 2022.

Optional Redemption

At any time on or after February 15, 2023, the Company may redeem all, but not a part, of the Notes at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to, but not including, the date of redemption.

At any time prior to February 15, 2023, the Company may redeem all, but not a part, of the Notes at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to, but not including, the date of redemption, plus a “make-whole premium.”

Change of Control

If the Company experiences certain defined changes of control, each holder of the Notes may require the Company to repurchase all or a portion of its Notes at a price equal to 100% of the aggregate principal amount of such Notes, plus any accrued and unpaid interest to, but not including, the date of repurchase.

Certain Covenants

The Indenture contains covenants that, among other things and subject to certain exceptions and qualifications, limit the Company’s ability and the ability of its restricted subsidiaries to: (i) incur additional indebtedness or issue preferred stock; (ii) pay dividends on capital stock or redeem, repurchase or retire capital stock or subordinated indebtedness; (iii) transfer or sell assets; (iv) make investments; (v) create certain liens; (vi) enter into agreements that restrict dividends or other payments from their subsidiaries to them; (vii) consolidate, merge or transfer all or substantially all of their assets; (viii) engage in transactions with affiliates; and (ix) create unrestricted subsidiaries.

Events of Default

If an Event of Default (as defined in the Indenture) occurs and is continuing, the trustee or the holders of at least 35% in aggregate principal amount of the then outstanding Notes (with a copy to the trustee) may declare the principal of, and accrued and unpaid interest, if any, on all outstanding Notes immediately due and payable, except that a default resulting from certain events of bankruptcy or insolvency with respect to the Company, any restricted subsidiary of the Company that is a significant subsidiary or any group of restricted subsidiaries that, taken together, would constitute a significant subsidiary, will automatically cause the principal of, and accrued and unpaid interest, if any, on all outstanding Notes to become immediately due and payable without further action or notice.

The foregoing description of the Indenture is qualified in its entirety by reference to the Indenture, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

Reference is made to Item 1.01 of this Current Report on Form 8-K regarding the acquisitions.  The disclosure contained in Item 1.01 with respect to the Acquisitions and the shares to be issued to certain sellers thereby is hereby incorporated by reference in its entirety into this Item 3.02.

The shares of the Company’s Common Stock which are expected to be issued pursuant to the Acquisition Agreements will be issued without registration under the Securities Act of 1933, as amended, (the “Securities Act”) or the securities laws of any state, in reliance on the exemptions from registration provided by Section 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act.

Item 7.01	Regulation FD Disclosure.

The Company issued a press release on February 22, 2022 announcing the Company’s entrance into the Acquisition Agreements, the closing of a previously announced $225 million private placement of the Notes and operational and 2022 guidance updates. A copy of the press release is included as Exhibit 99.1 hereto and incorporated by reference.

The information in this Item 7.01 (including the exhibits) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit Number	Description of Exhibit
4.1	Indenture, dated February 16, 2022, by and among HighPeak Energy, Inc., the guarantors named therein and UMB Bank, National Association, as trustee.
99.1	Press Release dated February 22, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHPEAK ENERGY, INC.

Date: February 22, 2022
	By:	/s/ Steven W. Tholen
	Name:	Steven W. Tholen
	Title:	Chief Financial Officer

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